UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Filed by a Party other than the Registrant
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Eddie Bauer Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1)	Title of each class of securities to which transaction applies:

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4)	Date Filed:

EDDIE BAUER HOLDINGS, INC.
15010 NE 36th Street
Redmond, Washington 98052

PROXY STATEMENT SUPPLEMENT
to the Proxy Statement dated December 22, 2006

This proxy statement supplement is furnished by the Board of Directors of Eddie Bauer Holdings, Inc. in connection with the solicitation of proxies for use at a special meeting of stockholders of Eddie Bauer to be held at 8:30 a.m., Pacific Time, on Thursday, January 25, 2006 at The Westin Bellevue Hotel, 600 Bellevue Way NE, Bellevue, Washington, or at any adjournment or postponement of the special meeting. It supplements the proxy statement of Eddie Bauer dated December 22, 2006. This supplement, which you should read in conjunction with the December 22, 2006 proxy statement, is first being mailed to stockholders on or about January 11, 2006. Capitalized terms used but not otherwise defined in this supplement shall have the respective meanings assigned to them in the December 22, 2006 proxy statement.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger entered into by Eddie Bauer, Parent and Merger Sub, pursuant to which Eddie Bauer will be acquired by a new corporation formed for this purpose by affiliates of Sun Capital Partners, Inc. and Golden Gate Capital. You will also consider and vote on a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Merger Agreement. If the Merger is completed, you will receive $9.25 in cash, without interest, for each share of Eddie Bauer common stock that you own.

YOUR VOTE IS IMPORTANT

Your Board of Directors has unanimously determined that the Merger Agreement is advisable and in the best interests of Eddie Bauer’s stockholders, has approved and adopted the Merger Agreement and recommends that you vote “FOR” the adoption of the Merger Agreement.

We urge you to promptly vote “FOR” adoption of the Merger Agreement and “FOR” approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Merger Agreement.

For your convenience, we have enclosed an additional proxy card. If you have already returned your proxy card or voted through the Internet or by telephone “FOR” the adoption of the Merger Agreement and “FOR” approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement, there is no need for you to do anything further at this time.

The time remaining to vote is short and your vote is very important. Accordingly, whether or not you plan to attend the special meeting, please sign, date and return the enclosed proxy card, or vote through the Internet or by telephone as indicated on the proxy card, if you have not already done so or if you wish to change your vote.

We urge you to give this matter your prompt attention. Because the adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Eddie Bauer common stock, a failure to vote has the same effect as a vote “against” the adoption of the Merger Agreement.

If you have any questions about the Merger, need assistance in submitting your proxy or voting your shares, please call our proxy solicitor Innisfree M&A Incorporated, toll-free at (888) 750-5834.

RECENT DEVELOPMENTS

On January 10, 2007, we issued a press release (the “Press Release”) to report, among other things, our sales and comparable same store sales for our fiscal fourth quarter ended December 30, 2006 and our fiscal year ended December 30, 2006. A copy of the Press Release was filed as an exhibit to the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on January 10, 2007. A copy of this Form 8-K, which includes a copy of the Press Release, is included as Appendix A to this proxy supplement.

OTHER INFORMATION

Please see “Where You Can Find Additional Information” on page 61 of the proxy statement to learn how to obtain more information about us or the Merger.

By Order of the Board of Directors

Dated: January 10, 2007

Appendix A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2007

EDDIE BAUER HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51676	42-1672352
(Commission File Number)	(IRS Employer Identification No.)

15010 NE 36TH STREET
REDMOND, WA 98052
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (425) 755-6544

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On January 10, 2007, Eddie Bauer Holdings, Inc. (the “Company”) issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the Company’s sales and comparable same store sales for the quarter ended December 30, 2006 and the fiscal year ended December 30, 2006.

Item 9.01 — Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated January 10, 2007

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EDDIE BAUER HOLDINGS, INC.
(Registrant)

By:	/s/ Fabian Månsson
Fabian Månsson
President and Chief Executive Officer

Dated: January 10, 2007

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 10, 2007

EXHIBIT 99.1

EDDIE BAUER ANNOUNCES FOURTH QUARTER AND FULL YEAR 2006 SALES

Redmond, WA, January 10, 2007 — Eddie Bauer Holdings, Inc. (NASDAQ: EBHI) today announced its preliminary sales results for the fourth quarter and full year 2006.

For the fourth quarter ended December 30, 2006, net merchandise sales totaled $365 million, compared to $361 million in the fourth quarter of 2005. Net merchandise sales include sales from the Company’s retail and outlet stores and its direct channel, which includes its catalogs and websites, but does not include licensing revenue or revenue generated by the Company’s joint ventures. Comparable store sales for the fourth quarter of 2006 increased 4.6% from the fourth quarter of 2005. Comparable store sales in the fourth quarter of 2005 had declined 7.1% from the same period in 2004. Sales from the Company’s direct channel, which includes sales from its catalogs and websites, increased by 0.1% from the fourth quarter of 2005.

For the fiscal year ended December 30, 2006, net merchandise sales declined 4.5%, totaling $957 million in 2006 compared to $1,002 million in fiscal 2005. Comparable store sales for fiscal 2006 declined 2.0% from fiscal 2005, which compares to a 2.2% decrease in comparable store sales in fiscal 2005 from fiscal 2004. Sales from the Company’s direct channel, which includes sales from its catalogs and websites, decreased by 4.4% from fiscal 2005.

On November 13, 2006, the Company announced that it had entered into a definitive agreement for the sale of Eddie Bauer to Eddie B Holding Corp., an affiliate of Sun Capital Partners and Golden Gate Capital, for $9.25 per share in cash. The Board of Directors of the Company has unanimously determined that the merger agreement is advisable and in the best interests of the Company’s stockholders and recommends that stockholders vote for the adoption of the merger agreement at the upcoming special meeting of stockholders to be held on January 25, 2007. The transaction is expected to close in the first quarter of 2007.

William End, Chairman of the Board of Directors of Eddie Bauer, said, “Our fourth quarter sales results were moderately below our expectations. Our Board of Directors continues to unanimously believe that the sale to Sun Capital and Golden Gate represents the best opportunity to maximize stockholder value. The transaction will provide stockholders with fair and certain value as well as an immediate cash return.”

About Eddie Bauer

Established in 1920 in Seattle, Eddie Bauer is a specialty retailer that sells casual sportswear and accessories for the modern outdoor lifestyle. Eddie Bauer believes the Eddie Bauer brand is a nationally recognized brand that stands for high quality, innovation, style and customer service. Eddie Bauer products are available at approximately 390 stores throughout the United States and Canada, through catalog sales and online at www.eddiebauer.com and www.eddiebaueroutlet.com. Eddie Bauer also participates in joint venture partnerships in Japan and Germany and has licensing agreements across a variety of product categories.

SAFE HARBOR STATEMENTS

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential” and similar expressions. All of the forward-looking statements contained in this press release are based on estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known factors. Although we believe such estimates and assumptions are reasonable, they are inherently uncertain and involve risks and uncertainties. In addition, management’s assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this press release are not guarantees of future events, and we cannot assure you that such statements will be realized. In all likelihood, actual results will differ from those contemplated by such forward-looking statements as a result of a variety of factors, including our inability to hire, retain and train key personnel; delays in enhancement of our disclosure controls and procedures; our inability to revitalize Eddie Bauer as a premium quality brand; changes in general economic conditions, consumer confidence and consumer spending patterns; risks associated with legal and regulatory matters; risks associated with rising energy costs; risks associated with reliance on information technology; challenges as a result of our involvement in our former parents bankruptcy process; the diversion of management’s attention from operations while establishing post-

emergence infrastructure and evaluating strategic alternatives; our inability to improve profitability of our retail stores, catalogs and website operations; our inability to source our requirements from our current sourcing agents; a significant disruption in our back-end operations; the inability of our joint venture partners to operate our joint ventures effectively; our inability to protect our trademarks and other proprietary intellectual property rights; unseasonable or severe weather conditions; our inability to use our net operating losses to reduce taxes; our ability to obtain stockholder approval for the proposed transaction; limitations on our ability to take actions pursuant to the merger agreement; employee attrition or distraction resulting from the proposed transaction; loss of vendors due to uncertainty surrounding the proposed transaction; and the other risks identified in our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended. Except as required by law, we undertake no obligation to update any of these forward-looking statements.

In connection with the proposed merger and related transactions, Eddie Bauer has filed a definitive proxy statement with the Securities and Exchange Commission. Eddie Bauer stockholders are urged to read the definitive proxy statement carefully, because it contains important information. Stockholders are able to obtain a copy of the proxy statement and other documents containing information about Eddie Bauer, free of charge, at the SEC’s web site at www.sec.gov. In addition, copies of the proxy statement are available free of charge on the investor relations portion of the Eddie Bauer website at www.eddiebauer.com, and may also be obtained by writing Eddie Bauer Holdings, Inc.’s investor relations department, at 15010 NE 36th Street, Redmond, WA 98052, or by calling Innisfree M&A Incorporated at (888) 750-5834.

Eddie Bauer and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Eddie Bauer’s stockholders in respect of the proposed transaction. Information regarding Eddie Bauer’s directors and executive officers and their ownership of Eddie Bauer securities is set forth in the definitive proxy statement. Further information regarding persons who may be deemed participants, including any direct or indirect interests they may have, is also set forth in the definitive proxy statement.

Contacts:

For Eddie Bauer Holdings:
Wendi Kopsick/Jim Fingeroth
Kekst and Company
212-521-4800

For Sun Capital:
A. Richard Hurwitz
Sun Capital Partners, Inc.
561-394-0550

For Golden Gate:
Joelle Kenealey
Coltrin & Associates
650-373-2005

PROXY
FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
EDDIE BAUER HOLDINGS, INC.
This Proxy Is Solicited On Behalf Of The Board Of Directors
     The undersigned hereby appoints William T. End and Shelley Milano (together, the “Proxies”), and each of them, with full power of substitution, for and in the name of the undersigned to vote all shares of Eddie Bauer Holdings, Inc. that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders, to be held at The Westin Bellevue Hotel, 600 Bellevue Way NE, Bellevue, Washington, on January 25, 2007 at 8:30 a.m., local time, and at any adjournment or postponement thereof, upon the matters described in the Notice of Special Meeting and Proxy Statement dated December 22, 2006, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting

Please mark your votes as indicated in this example.	☒
PLEASE SEE REVERSE SIDE.
(Continued on reverse side.)

Address Change / Comments (Mark the corresponding box on the reverse side)

▲Detach here from proxy voting card.▲

Please mark here for address
change or comments ☐
SEE REVERSE SIDE
The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

1.	Proposal to adopt the Agreement and Plan of Merger, dated as of November 13, 2006, by and among Eddie Bauer Holdings, Inc., Eddie B Holding Corp and Eddie B Integrated, Inc.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Merger Agreement.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the Proxies are authorized to transact such other business as may properly come before the special meeting or any adjournment or postponement of the meeting.

This proxy, when properly signed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND WITH RESPECT TO ITEM 3, AS SAID PROXIES, AND EACH OF THEM, MAY DETERMINE.
IMPORTANT – PLEASE SIGN AND RETURN PROMPTLY.

If you plan on attending the Special Meeting, please mark the
Date	WILL ATTEND box.

Signature of Stockholder	WILL ATTEND ☐

Signature, if held jointly
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
▲Detach here from proxy voting card. ▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Standard Time the business day prior to the Special Meeting day.

Internet		Telephone		Mail
www.computershare.com/expressvote		1-800-652-8683		Mark, sign and date your proxy card and return
Use the Internet to vote your proxy. Have your	OR	Use any touch-tone telephone to vote your proxy.	OR	it in the enclosed postage-paid envelope.
proxy card in hand when you access the web site.		Have your proxy card in hand when you call.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.